UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2016

METABOLIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
On September 16, 2016, Metabolix, Inc. (the “Company”) completed the sale of its biopolymer intellectual property and certain equipment and inventory to an affiliate of CJ CheilJedang Corporation (“CJ”) for a total purchase price of $10 million. The first $2 million of the purchase price was paid by CJ on execution of a binding letter of intent in August 2016, and the $8 million balance was paid on closing of the transaction. In connection with the asset sale, Metabolix also entered into a sublease with CJ covering approximately one-third of the Company’s Woburn, Massachusetts facility. The effectiveness of the sublease is subject to receipt of the landlord’s consent on terms acceptable to the Company and CJ.
Under the definitive asset purchase agreement (the “APA”), Metabolix transferred to CJ a portfolio of intellectual property including the platform microbial strains used to produce the Company’s fermentation based products, as well as patent rights covering the production and use of PHA biopolymers. CJ also acquired certain inventory and equipment associated with the biopolymers business. Metabolix will retain all assets and rights of its Yield10 Bioscience crop science program.
The foregoing description of the APA is qualified by reference to the APA, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01 in its entirety.

Item 7.01    Regulation FD Disclosure.
On September 19, 2016, the Company issued a press release relating to the completion of the sale of biopolymer assets to CJ. The full text of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated September 16, 2016 between Metabolix, Inc. and CJ Research Center LLC.
99.1	Press Release dated September 19, 2016, entitled “Metabolix Completes $10 Million Sale of Biopolymer Assets to CJ CheilJedang.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: September 21, 2016	By:	/s/ Joseph Shaulson
Joseph Shaulson
President & Chief Executive Officer